Exhibit 10.2

MAX CAPITAL GROUP LTD.

2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”), effective as of the          day of                     , 2       (the “Grant Date”) by and between Max Capital Group Ltd. (the “Company”), and                              (the “Grantee”), evidences the grant by the Company of restricted Common Share units (the “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Company’s 2008 Stock Incentive Plan, as amended, (the “Plan”). The Company and the Grantee agree as follows:

1.	Basis for Award. This Award is made under the Plan pursuant to Section 9 thereof.

2.	Restricted Stock Units Awarded.

(a)	The Company hereby awards to the Grantee, in the aggregate, restricted Common Share units (“Restricted Stock Units”), which shall be subject to the terms of the Plan and this Agreement.

(b)	The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books of the Company (the “Account”). On any given date, the value of each Restricted Stock Unit comprising the Award shall equal the Fair Market Value of one Common Share. The Award shall vest and settle in accordance with Section 3 hereof.

3.	Vesting and Settlement.

(a)	Except as otherwise provided in the Plan and this Agreement, the Restricted Stock Units shall vest and become non-forfeitable with respect to [100% of such Restricted Stock Units on the third anniversary][1] of the Grant Date (the “Vesting Date”); provided, that, the Grantee is then serving as a director on the Board. If the Grantee’s service as a director on the Board is terminated at any time prior to the Vesting Date, the unvested Restricted Stock Units subject to the Award shall automatically be forfeited upon such cessation of services, unless otherwise provided in Section 3(b) or Section 3(c). On the Vesting Date, the Company shall settle the Restricted Stock Units and as a result thereof (i) issue and deliver to the Grantee one Common Share for each such Restricted Stock Unit (the “RSU Shares”) (and upon such settlement, the Restricted Stock Units shall cease to be credited to the Account) and (ii) enter the Grantee’s name as a shareholder of record with respect to the RSU Shares on the books of the Company; provided, however, that the Committee may elect, in its discretion, to pay cash or part cash and part Common Shares in lieu of delivering only Common Shares in respect of such Restricted Stock Units. If a cash payment is made in lieu of delivery of

[1]	The Compensation Committee (the “Committee”) of the Company’s Board of Directors may include a different vesting period or a pro rata vesting provision in certain awards.

Common Shares, the amount of such payment shall be equal to the fair market value of the Common Shares as of the Vesting Date, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(b)	Death, Disability. In the event of the Grantee’s death or upon the Grantee’s removal from the Board on account of Disability (as defined below), a pro rata portion of the Restricted Stock Units shall vest and be settled in accordance with the third sentence of Section 3(a) as of the date of such termination, and all other unvested Restricted Stock Units shall immediately terminate and be forfeited. The pro rata portion of the Restricted Stock Units that vests shall be calculated by multiplying the number of Restricted Stock Units by a fraction, the numerator of which shall equal the number of consecutive days the Grantee has served as a director on the Board from the Grant Date to the date of removal, and the denominator of which shall equal (rounded to the nearest whole number).

For purposes of this Agreement, “Disability” shall mean the removal of the Grantee as a director on the Board upon 30 days’ notice in the event that the Grantee suffers a mental or physical disability that shall have prevented him/her from performing his/her material duties for a period of at least 120 consecutive days or 180 non-consecutive days within any 365 day period; provided, that, the Grantee shall not have returned to full-time performance of his/her duties within 30 days following receipt of such notice.

(c)	Retirement. Upon the Grantee’s Retirement (as defined below), vesting (and settlement) shall continue according to the schedule set forth in Section 3(a) as if the Grantee continued to serve as a director on the Board;

For purposes of this Agreement, “Retirement” shall be defined as the Grantee’s termination of service as a director on the Board on account of his/her voluntary resignation, death or Disability if the sum of the Grantee’s age and years of service as a director on the Board equals at least 55.

(d)	Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), all unvested Restricted Stock Units shall automatically become vested and shall be settled in accordance with the third sentence of Section 3(a).

4.	Dividend Equivalents. If the Company pays a cash dividend on its outstanding Common Shares for which the Record Date (for purposes of this Agreement, the “Record Date” is the date on which shareholders of record are determined for purposes of paying the cash dividend on Common Shares) occurs after the Grant Date, the Grantee shall receive a cash payment equal to the amount of the ordinary cash dividend paid by the Company on a single Common Share multiplied by the number of Restricted Stock Units awarded under this Agreement that are unvested and unpaid as of such Record Date.

5.	Restrictions. The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution or as otherwise permitted by the Committee) and may not be subject to lien, garnishment, attachment or other legal process. The Grantee acknowledges and agrees that, with respect to each Restricted Stock Unit credited to his/her Account, the Grantee has no voting rights with respect to the Company unless and until such Restricted Stock Unit is settled in RSU Shares pursuant to Section 3(a) hereof.

6.	Compliance with Laws and Regulations. The issuance and transfer of RSU Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed at the time of such issuance or transfer. Prior to the issuance of any RSU Shares, the Company may require that the Grantee (or the Grantee’s legal representative upon the Grantee’s death or Disability) enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

7.	No Right to Continued Service. Nothing in this Agreement shall confer upon the Grantee any right to continue to serve the Company or shall affect the right of the Company to terminate the Grantee’s service as a director.

8.	General Assets. All amounts credited to the Grantee’s Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Grantee’s interest in the Account shall make the Grantee only a general, unsecured creditor of the Company.

9.	Rights as Shareholder. Upon and following the Vesting Date, the Grantee shall be the record owner of the RSU Shares (if the Restricted Stock Units are settled in RSU Shares) unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights). Prior to the Vesting Date, the Grantee shall not be deemed for any purpose to be the owner of the Common Shares underlying the Restricted Stock Units subject to the Award.

10.	Governing Law; Modification. This Agreement shall be governed by the laws of the state of New York without regard to conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

11.	Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

12.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

13.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision shall be severable and enforceable to the extent permitted by law.

14.	Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton HM 11

Bermuda

If to the Grantee, at the Grantee’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

15.	Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

16.	Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.

17.	Amendment of Award. Subject to Section 10 of this Agreement, the Committee at any time and from time to time may amend the terms of this Award; provided, however, the Grantee’s rights under this Award shall not be materially and adversely affected by any such amendment without the Grantee’s consent.

18.	Adjustments. This Award is subject to adjustment pursuant to Section 12 of the Plan.

19.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

20.	Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless in writing and signed by the parties hereto.

21.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date set forth below.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:
Date:

GRANTEE

By:
Name:
Date: